                                EXHIBIT (3)(B)
                                -------------

             FORM OF BROKER/DEALER SUPERVISION AND SALES AGREEMENT
                                 BY AND BETWEEN
                          AFSG SECURITIES CORPORATION
                             AND THE BROKER/DEALER.

                           SELECTED BROKER AGREEMENT

AGREEMENT dated__________________________,19____, by and between AFSG Securities Corporation

("Distributor"), a Pennsylvania corporation, AUSA Life Insurance Company, Inc. ("Company") and

  ("Broker"), a ___________________corporation.  This Agreement supersedes and replaces any prior Selected Broker Agreement regarding the subject matter between the parties hereto.

                                  WITNESSETH:
   In consideration of the mutual promises contained herein, the parties hereto agree as follows:
A. Definitions
   -----------
   (1) Contracts--Variable life insurance contracts and/or variable annuity contracts described in Schedule A attached hereto and issued by AUSA Life Insurance Company, Inc. and for which Distributor has been appointed the principal underwriter pursuant to Distribution Agreements, copies of which have been furnished to Broker.
   (2) Accounts--Separate accounts established and maintained by Company pursuant to the laws of New York, as applicable, to fund the benefits under the Contracts.
   (3) The Funds--, open-end management investment companies registered under the 1940 Act, shares of which are sold to the Accounts in connection with the sale of the Contracts, as described in the Prospectus for the Contracts.
   (4) Registration Statement--The registration statements and amendments thereto relating to the Contracts, the Accounts, and the Funds, including financial statements and all exhibits.
   (5)  Prospectus--The prospectuses included within the Registration
        Statements.
   (6)  1933 Act--The Securities Act of 1933, as amended.
   (7)  1934 Act--The Securities Exchange Act of 1934, as amended.
   (8)  1940 Act--The Investment Company Act of 1940, as amended.
   (9)  SEC--The Securities and Exchange Commission.
   (10) NASD--The National Association of Securities Dealers, Inc.
B. Agreements of Distributor
   -------------------------
   (1) Pursuant to the authority delegated to it by Company, Distributor hereby authorizes Broker during the term of this Agreement to solicit applications for Contracts from eligible persons provided that there is an effective Registration Statement relating to such Contracts and provided further that Broker has been notified by Distributor that the Contracts are qualified for sale under all applicable securities and insurance laws of the state or jurisdiction in which the application will be solicited. In connection with the solicitation of applications for Contracts, Broker is hereby authorized to offer riders that are available with the Contracts in accordance with instructions furnished by Distributor or Company.
   (2) Distributor, during the term of this Agreement, will notify Broker of the issuance by the SEC of any stop order with respect to the Registration Statement or any amendments thereto or the initiation of any proceedings for that purpose or for any other purpose relating to the registration and/or offering of the Contracts and of any other action or circumstance that may prevent the lawful sale of the Contracts in any state or jurisdiction.
   (3) During the term of this Agreement, Distributor shall advise Broker of any amendment to the Registration Statement or any amendment or supplement to any Prospectus.
C. Agreements of Broker
   --------------------
   (1) It is understood and agreed that Broker is a registered broker/dealer under the 1934 Act and a member of the NASD and that the agents or representatives of Broker who will be soliciting applications for the Contracts also will be duly registered representative of Broker.
   (2) Commencing at such time as Distributor and Broker shall agree upon, Broker agrees to use commercially reasonable efforts to find purchasers for the Contracts acceptable to Company. In meeting its obligation to use its commercially reasonable efforts to solicit applications for Contracts, Broker shall, during the term of this Agreement, engage in the following activities:
        (a) Regularly utilize only training, sales and promotional materials relating to the Contracts which have been approved by Company.
        (b) Establish and implement reasonable procedures for periodic inspection and supervision of sales practices of its agents or representatives and submit periodic reports to Distributor as may be requested on the results of such inspections and the compliance with such procedures.
        (c) Broker shall take reasonable steps to ensure that the various representatives appointed by it shall not make recommendations to an applicant to purchase a Contract in the absence of reasonable grounds to believe that the purchase of the Contract is suitable for such applicant. While not limited to the following, a determination of suitability shall be based on information furnished to a representative after reasonable inquiry of such applicant concerning the applicant's insurance and investment objectives, financial situation and needs, and, if applicable, the likelihood that the applicant will make the premium payments contemplated by the Contract.
      (d) Broker shall adopt, abide by, and enforce the principles set forth in the Principles and Code of Ethical market Conduct of the Insurance Marketplace Standards Association as adopted by the Company and provided to You with this Agreement.
  (3) All payments for Contracts collected by agents or representatives of Broker shall be held at all times in a fiduciary capacity and shall be remitted promptly in full together with such applications, forms and other required documentation to an office of the Company designated by Distributor. Checks or money orders in payment of initial premiums shall be drawn to the order of "AUSA Life Insurance Company, Inc." Broker acknowledges that the Company retains the ultimate right to control the sale of the Contracts and that the Distributor or Company shall have the unconditional right to reject, in whole or part, any application for the Contract. In the event Company or Distributor rejects an application, Company immediately will return all payments directly to the purchaser and Broker will be notified of such action. In the event that any purchaser of a Contract elects to return such Contract pursuant to the free look right, the purchaser will receive a refund of either premium payments or the value of the invested portion of such premiums as set forth in the Contract and according to applicable state law. The Broker will be notified of any such action.
  (4) Broker shall act as an independent contractor, and nothing herein contained shall constitute Broker, its agents or representatives, or any employees thereof as employees of Company or Distributor in connection with solicitation of applications for Contracts. Broker, its agents or representatives, and its employees shall not hold themselves out to be employees of Company or Distributor in this connection or in any dealings with the public.
  (5) Broker agrees that any material, including material it develops, approves or uses for sales, training, explanatory or other purposes in connection with the solicitation of applications for Contracts hereunder (other than generic advertising materials which do not make specific reference to the Company or the Contracts) will only be used after receiving the written consent of Distributor to such material and, where appropriate, the endorsement of Company to be obtained by Distributor.
  (6) Solicitation and other activities by Broker shall be undertaken only in accordance with applicable Company procedures, ethical principles and manuals, and applicable laws and regulations. No agent or representative of Broker shall solicit applications for the contracts until duly licensed and appointed by Company (such appointment not to be unreasonably withheld by the Company) as a life insurance and variable contract broker or agent of Company in the appropriate states or other jurisdictions. Broker shall ensure that such agents or representatives fulfill any training requirements necessary to be licensed and that such agents or representatives are properly supervised and controlled pursuant to the rules and regulations of the SEC and the NASD. Broker shall certify agents' and representatives' qualifications to the satisfaction of Distributor, including certifying a General Letter of Recommendation set forth in Exhibit A hereto. Broker understands and acknowledges that neither it nor its agents or representatives is authorized by Distributor or Company to give any information or make any representation in connection with this Agreement or the offering of the Contracts other than those contained in the Prospectus or other solicitation material authorized in writing by Distributor or Company.
  (7) Broker shall not have authority on behalf of Distributor or Company to: make, alter or discharge any Contract or other form; waive any forfeiture, extend the time of paying any premium; receive any monies or premiums due, or to become due, to Company, except as set forth in Section C(3) of this Agreement. Broker shall not expend, nor contract for the expenditure of the funds of Distributor, nor shall Broker possess or exercise any authority on behalf of Broker by this Agreement.
  (8) Broker shall have the responsibility for maintaining the records of its representatives licensed, registered and otherwise qualified to sell the Contracts. Broker shall maintain such other records as are required of it by applicable laws and regulations. The books, accounts and records of the Company, the Account, Distributor and Broker relating to the sale of the Contracts shall be maintained so as to clearly and accurately disclose the nature and details of the transactions. All records maintained by the Broker in connection with this Agreement shall be the property of the Company and shall be returned to the Company upon termination of this Agreement, free from any claims or retention of rights by the Broker. Nothing in this Section C(8) shall be interpreted to prevent the Broker from retaining copies of any such records which the Broker, in its discretion, deems necessary or desirable to keep. The Broker shall keep confidential any information obtained pursuant to this Agreement and shall disclose such information only if the Company has authorized such disclosure or if such disclosure is expressly required by applicable federal or state regulatory authorities.
D. Compensation
   ------------
  (1) Pursuant to the Distribution Agreement between Distributor and Company, Distributor shall cause Company to arrange for the payment of commissions to Broker as compensation for the sale of each contract sold by an agent or representative of Broker. Such amounts shall be paid to Broker or its subsidiary insurance agency, whichever is authorized to receive insurance commissions under applicable insurance laws, in accordance with the schedules attached hereto, the General Agent Agreement, and the commission schedules attached thereto. All terms and conditions of the General Agent Agreement not otherwise conflicting with the terms herein, shall be incorporated by reference herein. Company shall identify to Broker with each such payment the name of the agent or representative of Broker who solicited each Contract covered by the payment.
  (2) Neither Broker nor any of its agents or representatives shall have any right to withhold or deduct any part of any premium it shall receive for purposes of payment of commission or otherwise. Neither Broker nor any of its agents or representatives shall have an interest in any compensation paid by Company to Distributor, now or hereafter, in connection with the sale of any Contracts hereunder.
E. Complaints and Investigations
   -----------------------------
  (1) Broker and Distributor jointly agree to cooperate fully in any insurance or securities regulatory investigation or proceeding or judicial proceeding arising in connection with the Contracts marketed under this Agreement. Broker, upon receipt, will notify Distributor of any customer complaint or notice of any regulatory investigation or proceeding or judicial proceeding in connection with the Contracts. Broker and Distributor further agree to cooperate fully in any securities regulatory investigation or proceeding or judicial proceeding with respect to Broker, Distributor, their affiliates and their agents or representatives to the extent that such investigation or proceeding is in connection with Contracts marketed under this Agreement. Broker shall furnish applicable federal and state regulatory authorities with any information or reports in connection with its services under this Agreement which such authorities may request in order to ascertain whether the Company's operations are being conducted in a manner consistent with any applicable law or regulation. Each party shall bear its own costs and expenses of complying with any regulatory requests, subject to any right of indemnification that may be available pursuant to Section G of this Agreement.
F. Term of Agreement
   -----------------
  (1) This Agreement shall continue in force for one year from its effective date and thereafter shall automatically be renewed every year for a further one year period; provided that either party may unilaterally terminate this Agreement upon thirty (30) days' written notice to the other party of its intention to do so.
  (2) Upon termination of this Agreement, all authorizations, rights and obligations shall cease except (a) the agreements contained in Section E hereof; (b) the indemnity set forth in Section G hereof; and (c) the obligations to settle accounts hereunder, including commission payments on premiums subsequently received for Contracts in effect at the time of termination or issued pursuant to applications received by Broker prior to termination.
  (3) Distributor and Company reserve the right, without notice to Broker, to suspend, withdraw or modify the offering of the Contracts or to change the conditions of their offering.
G. Indemnity
   ---------
  (1) Broker shall be held to the exercise of reasonable care in carrying out the provisions of this Agreement.
  (2) Distributor agrees to indemnify and hold harmless Broker and each officer or director of Broker against any losses, claims, damages or liability, joint or several, to which Broker or such officer or director become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact, required to be stated therein or necessary to make the statements therein not misleading, contained in any Registration Statement or any post-effective amendment thereto or in the Prospectus or any amendment or supplement to the Prospectus, or any sales literature provided by the Company or by the Distributor.
  (3) Broker agrees to indemnify and hold harmless Company and Distributor and each of their current and former directors and officers and each person, if any, who controls or has controlled Company or Distributor within the meaning of the 1933 Act or the 1934 Act, against any losses, claims, damages or liabilities to which Company or Distributor and any such director or officer or controlling person may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:
      (a) Any unauthorized use of sales materials or any verbal or written misrepresentations or any unlawful sales practices concerning the Contracts by Brokers, its agents, employees or representatives; or
      (b) Claims by agents or representatives or employees of Broker for commissions, service fees, development allowances or other compensation or remuneration of any type;
      (c) The failure of Broker, its officers, employees, or agents to comply with the provisions of this Agreement; and Broker will reimburse Company and Distributor and any director or officer or controlling person of either for any legal or other expenses reasonably incurred by Company, Distributor, or such director, officer of controlling person in connection with investigating or defending any such loss, claims, damage, liability or action. This indemnity agreement will be in addition to any liability which Broker may otherwise have.
H. Assignability
   -------------

       This Agreement shall not be assigned by either party without the written consent of the other.

I. Governing Law
   -------------
       This Agreement shall be governed by and construed in accordance with the laws of the State of Iowa.

J.  Notices
    -------
       All communications under the Agreement shall be in writing and shall be deemed delivered when mailed by certified mail, postage prepaid. Alternatively, communications shall be deemed delivered by timely transmission of the writing, delivery charges prepaid, to a third party company or governmental entity providing delivery services in the ordinary course of business, which guarantees delivery to the other party on the next business day. Notices shall be sent to the following addresses unless and until the addressee notifies the other party of a change in address according to the terms of this Section:

          (1)  if to Broker, to:                       (2)  if to the Distributor or
                                                            Company, send to the Company,
                                                            to:

                                                            PFL LIFE INSURANCE COMPANY
          ------------------------------                    FINANCIAL MARKETS DIVISION
                                       (street address)     4333 EDGEWOOD ROAD NE
          -----------------------------                     CEDAR RAPIDS, IOWA 52499

          -----------------------------                     (319) 297-8208 (telephone no.)
                                       (city, state, zip)   (319) 297-8132 (fax no.)
          -----------------------------
                                       (telephone no.)
          -----------------------------
                                       (fax no.)
          -----------------------------
          Attention:
                    -------------------

In Witness Whereof, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                               ------------------------------
                                                   (Broker Name)


                                               By:
                                                  ---------------------------

                                               Title:
                                                     ------------------------


                                               AFSG SECURITIES CORPORATION
                                               (Distributor)

                                               By:
                                                  ---------------------------

                                               Title:
                                                     ------------------------


                                               PFL LIFE INSURANCE COMPANY
                                               (Company)


                                               By:
                                                  ---------------------------

                                               Title:
                                                     ------------------------

                                   EXHIBIT A

                        General Letter of Recommendation

  BROKER-DEALER hereby certifies to the Company that all the following requirements will be fulfilled in conjunction with the submission of licensing/appointment papers for all applicants as agents of the Company submitted by BROKER-DEALER. BROKER-DEALER will, upon request, forward proof of compliance with same to the Company in a timely manner.

  1. We have made a thorough and diligent inquiry and investigation relative to each applicant's identity, residence and business reputation and declare that each applicant is personally known to us, has been examined by us, is known to be of good moral character, has a good business reputation, is reliable, is financially responsible and is worthy of a license. Each individual is trustworthy, competent and qualified to act as an agent for the Company to hold himself out in good faith to the general public.

  2. We have on file a U-4 form which was completed (and has been amended, as required) by each applicant. We have fulfilled all the necessary investigative requirements for the registration of each applicant as a registered representative through our NASD member firm, including but not limited to: (i) checking for and investigating criminal arrest and conviction records available to Broker-Dealer on the CRD system; and (ii) communicating with each employer of the applicant for 3 years prior to the applicant's registration with our firm. Each applicant is presently registered as an NASD registered representative.

     The above information in our files indicates no fact or condition which would disqualify the applicant from receiving a license and all the findings of all investigative information is favorable.

     At the time of application, in those states required by the Company, we shall provide the Company with a copy of the entire U-4 form, or designated pages, thereof, completed by each applicant, including any amendments or updates thereto, and we certify those items are true copies of the original.

  3. We certify that all educational requirements have been met for the specified state each applicant is requesting a license in, and that all such persons have fulfilled the appropriate examination, education and training requirements.

  4. If the applicant is required to submit his picture, his signature, and securities registration in the state in which he is applying for a license, we certify that those items forwarded to the Company are those of the applicant and the securities registration is a true copy of the original.

  5. We hereby warrant that the applicant is not applying for a license with the Company in order to place insurance chiefly and solely on his life or property, or lives or property of his relatives, or property or liability of his associates.

  6. We will not permit any applicant to transact insurance in a state as an agent until duly licensed and appointed therefor with the appropriate State Insurance Department. No applicants have been given a contract or furnished supplies, nor have any applicants been permitted to write, solicit business, or act as an agent in any capacity, and they will not be so permitted until the certificate of authority or license applied for is received.